Exhibit 99.1

FOR IMMEDIATE RELEASE

BioCardia Establishes New Manufacturing Facility to Enable Its Cell Therapy Product Candidates

Facility Being Built Out to Support CardiAMP Cell Therapy Systems, Allogeneic NK1R+ MSC and Biotherapeutic Delivery Device Manufacturing for Clinical Trials of Multiple Programs and Early Commercial Activities

SAN CARLOS, Calif. – December 15, 2021 - BioCardia, Inc. [Nasdaq: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announces that it has entered into a long-term lease for a new facility in Sunnyvale, California. This facility is being built out to support the manufacturing of BioCardia’s cell and device products and product candidates across the Company’s therapeutic pipeline.

The new facility is expected to provide manufacturing capabilities across BioCardia’s portfolio, including its CardiAMP Cell Therapy Systems, NK1R+ mesenchymal stem cells, and Biotherapeutic Delivery Devices, with the ultimate goal of supporting clinical trials in multiple programs and early commercial activities.

“We have always believed that manufacturing during development needs to be kept close to capture new insights and innovate rapidly. Controlling manufacturing at this stage helps accelerate the development of our cell-based medicines, which we also believe is a key differentiator of BioCardia from many other cellular therapeutics companies,” said Peter Altman, BioCardia’s President and CEO. “We expect to soon see all four of the programs we discuss publicly in the clinic helping patients, with our in-house facilities providing the material.”

About BioCardia®

BioCardia, Inc., headquartered in San Carlos, California, is a developer of two biotherapeutic platforms – the CardiAMP autologous bone marrow derived mononuclear cell therapy for cardiovascular indications, and the NK1R+ allogenic bone marrow derived mesenchymal stem cell therapies for cardiovascular and pulmonary diseases. These platforms underly four product candidates, each with the potential to meaningfully benefit millions of patients. Three of these investigational therapies are enabled by the Company’s proprietary biotherapeutic delivery platforms, which the Company also selectively licenses to other biotherapeutic development firms.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references the Company’s product candidates, expectations for its development programs and expectations related to the manufacturing capabilities of the facility. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans, the ability to enter into licensing and partnering arrangements, and overall market conditions. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 30, 2021, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Anne Laluc, Marketing
Email: alaluc@bioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120